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                              COLEMAN ESCROW CORP.

       $600,475,000 Senior Secured First Priority Discount Notes due 2001 $131,560,000 Senior Secured Second Priority Discount Notes due 2001

                             REGISTRATION AGREEMENT


                                                              May 20, 1997

BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o      BEAR, STEARNS & CO. INC.
         245 Park Avenue
         New York, NY 10167

Dear Sirs:

         Coleman Escrow Corp., a Delaware corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc., Chase Securities Inc. and Credit Suisse First Boston Corporation (the "Initial Purchasers"), upon the terms set forth in a purchase agreement dated May 15, 1997, among the Company and the Initial Purchasers (the "Purchase Agreement"), $600,475,000 aggregate principal amount at maturity of its Senior Secured First Priority Discount Notes due 2001 (the "First Priority Notes") and $131,560,000 aggregate principal amount at maturity of its Senior Secured Second Priority Discount Notes due 2001 (the "Second Priority Notes" and, together with the First Priority Notes, the "Securities"). Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Company agrees with you, for the benefit of the holders of the Securities (including the Initial Purchasers, the "Holders"), as follows:

         1. Registered Exchange Offer. The Company shall prepare and, not later than July 7, 1997, shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "1933 Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the First Priority Notes and Second Priority Notes, a like principal amount of Senior Secured First Priority Discount Exchange Notes due 2001 and Senior Secured Second Priority Discount Exchange Notes due 2001 of the Company (collectively the "Exchange Notes"), identical in all material respects to the respective Securities (except that the interest rate increase provisions and the transfer restrictions will be modified or eliminated, as appropriate), shall use its best efforts to cause the Exchange Offer Registration Statement to become effective under the 1933 Act not later than October 17, 1997 and shall use its best efforts to keep the Exchange Offer Registration Statement effective under the 1933 Act until the close of business on the 180th day following the expiration of the Registered Exchange Offer (such period being called the "Exchange Offer Registration Period") for use by Exchanging Dealers (as defined below) as contemplated in Section 4(g) below. The Company shall be deemed not to have used its best efforts to keep the Exchange Offer Registration Statement effective during the Exchange Offer Registration Period if it voluntarily takes any action that would result in Exchanging Dealers not being able to use such Registration Statement as contemplated in such Section 4(g), unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(j) hereof, if applicable. The Exchange Notes will be issued under the Indenture dated as of May 20, 1997 (the "Indenture"), between the Company and First Trust National Association, as trustee (the "Trustee"), or an indenture (the "Exchange Notes Indenture") between the


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Company and the Trustee or such other bank or trust company reasonably satisfactory to you, as trustee (the "Exchange Notes Trustee"), such indenture to be identical in all material respects with the Indenture except for the interest rate increase provisions and the transfer restrictions relating to the Securities (as described above).

         Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. Notwithstanding the foregoing, the Initial Purchasers and the Company acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the 1933 Act, and in the absence of an applicable exemption therefrom, (i) each Holder (including any Initial Purchaser) which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) each Initial Purchaser which elects to sell Exchange Notes acquired in exchange for Securities constituting any portion of an unsold allotment is required to deliver a prospectus, containing the information required by Items 507 and/or 508 of Regulation S-K under the 1933

Act, as applicable, in connection with such a sale.

         In connection with the Registered Exchange Offer, the Company shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

                  (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                  (e) otherwise comply in all respects with all applicable laws.

         As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                  (a) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                  (b) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                  (c) cause the Trustee or the Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder of Securities Exchange Notes equal in principal amount to the Securities of such Holder so accepted for exchange.

         Original issue discount on each Exchange Note will accrue from the last Semi-Annual Accrual Date (as such term is defined in the Indenture) of the Securities surrendered in exchange therefor or, if prior to November 15, 1997, from the date original issue discount began to accrue on the Securities.


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         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder,
(ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Notes within the meaning of the 1933 Act,
(iii) such Holder is not an "affiliate," as defined in Rule 405 under the 1933 Act, of the Company or if it is an affiliate, such Holder acknowledges that it must comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

         In the event that any Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, as soon as practicable upon receipt by the Company of an opinion of outside counsel for such Initial Purchaser, reasonably satisfactory in form and substance to outside counsel of the Company, to the effect that such exchange does not require compliance with the registration requirements under the 1933 Act, the Company shall issue and deliver to such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Notes.

         2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company determines that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, (ii) for any other reason the Registered Exchange Offer is not consummated by November 17, 1997, (iii) any Initial Purchaser so requests with respect to Securities held by it following consummation of the Registered Exchange Offer, (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or, in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to the last paragraph of Section 1 hereof, such Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for exchanged Securities constituting any portion of an unsold allotment (it being understood that the requirement that an Initial Purchaser deliver a prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities, shall not result in such Exchange Notes not being "freely tradeable" for purposes of this Section 2) or (v) the Company so elects, the following provisions shall apply:

                  (a) The Company shall as promptly as practicable file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement on an appropriate form under the 1933 Act relating to the offer and sale of the Securities by the Holders or the Exchange Notes by the Initial Purchasers, as applicable, from time to time in accordance with the methods of distribution elected by such Holders or the Initial Purchasers, as applicable, and set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

                  (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders or the


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         Initial Purchasers, as applicable, for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Registration Statement or when, in the opinion of outside counsel to the Company, which is reasonably satisfactory in form and substance to counsel for the Initial Purchasers, all such Securities may be sold without registration under the 1933 Act and unlegended certificates representing the Securities may be given to the holders thereof (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(j) hereof, if applicable.

                  (c) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Additional Interest. If (a) by July 7, 1997, a Registration Statement has not been filed with the SEC with respect to the Registered Exchange Offer or the resale of the Securities, interest will accrue (in addition to the accretion of original issue discount) on the Securities from and including such date, until but excluding the earlier of (i) the date such Registration Statement is filed and (ii) November 17, 1997 and (b) by November 17, 1997, neither (i) the Registered Exchange Offer is consummated nor (ii) a Shelf Registration Statement is declared effective, interest will accrue (in addition to the accrual of original issue discount) on the Securities from and including such date, until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of a Shelf Registration Statement. In each case, such interest will be payable in cash semiannually in arrears on May 15 and November 15 commencing November 15, 1997, at a rate per annum equal to .50% of the Accreted Value (as such term is defined in the Indenture) as of the November 15 and May 15 (or May 20, in the case of the first interest payment date) immediately preceding such interest payment date.

         4. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

                  (a) The Company shall (i) furnish to the Initial Purchasers, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose, (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer, and
         (iii) if requested by the Initial Purchasers, include the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in the prospectus forming a part of the Registration Statement; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.



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                  (b) (1) the Company shall advise you and, in the case of a
         Shelf Registration Statement, the Holders of Securities included therein, and, if requested by you or any such Holder, confirm such advice in writing:

                           (i) when the Registration Statement and any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the prospectus included therein or for additional information.

                  (2) The Company shall advise you (which notice pursuant to clause (iii) below shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and, in the case of a Shelf Registration Statement, the Holders of Securities included therein, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Company a telephone or facsimile number or address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing;

                           (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (ii) of the receipt by the Company of any
                  notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (iii) of the happening of any event that requires the
                  making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                  (c) The Company will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                  (d) The Company will furnish to each Holder of Securities

         included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

                  (e) The Company will, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the prospectus or any amendment or supplement thereto.

                  (f) The Company will furnish to each Exchanging Dealer or Initial Purchaser, as applicable, which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer or Initial Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference).



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                  (g) The Company will, during the Exchange Offer Registration
         Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of the prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

                  (h) Prior to any public offering of securities pursuant to any Shelf Registration Statement, the Company will register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (i) The Company will cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of Securities pursuant to such Shelf Registration Statement.

                  (j) Upon the occurrence of any event contemplated by paragraph
         (b)(2)(iii) above, the Company will promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Securities or Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Securities or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

                  (l) The Company will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act.

                  (m) The Company will cause the Indenture or the Exchange Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner.

                  (n) The Company may require each Holder of the Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement, and the Company may exclude from such Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (o) The Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration Statement.




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                  (p) In the case of any Shelf Registration Statement, the
         Company shall (i) make reasonably available for inspection by the Holders, and any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement.

                  (q) In the case of any Exchange Offer Registration Statement, the Company shall (i) make reasonably available for inspection by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by any of them.

                  (r) In the case of any Shelf Registration Statement, the Company, if requested by any Holders, shall cause (x) its counsel to deliver an opinion relating to the Securities included within the coverage of such Shelf Registration Statement in customary form, (y) its officers to execute and deliver all customary documents and certificates requested by any underwriters of the Securities and (z) its independent public accountants to provide to the selling Holders and any underwriter therefor a comfort letter in customary form.

                  (s) In the case of any Exchange Offer Registration Statement, the Company, if requested by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, in connection with any prospectus delivery as contemplated in paragraph (g) above, shall use its best efforts to cause, on and as of the effective date of the Exchange Offer Registration Statement, (x) its counsel to deliver an opinion relating to the Exchange Offer Registration Statement and the Exchange Notes in customary form, (y) its officers to execute and deliver all customary documents and certificates requested and (z) its independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation (including the delivery of a customary representation letter), as contemplated by Statement on Auditing Standards No. 72.


         5. Registration Expenses. The Company will bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders of a majority in principal amount of the Securities to be registered thereunder to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers, as applicable, for the reasonable fees and disbursements of counsel in connection therewith.

         6.       Indemnification.

                  (a) In the event of a Shelf Registration or in connection with any prospectus delivery pursuant to a Registered Exchange Offer by an Exchanging Dealer as contemplated in Section 4(g) above, the Company shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act") as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary


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                  to make the statements therein (in the case of any
                  prospectus, in the light of the circumstances under which they were made) not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the indemnified party) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

         provided, however, that (i) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in such Registration Statement and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the final prospectus (or the final prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person and
         (A) the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented) and (B) such Holder had previously been furnished by or on behalf of the Company (prior to the date of mailing by such Holder of the applicable confirmation) with a sufficient number of copies of the final prospectus as so amended or supplemented.

                  (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) in reliance on and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or in such amendment or supplement); provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of securities pursuant to the Registration Statement.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, except to the extent actually prejudiced thereby. If any such claim or action shall be brought against an indemnified party, the indemnified party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation); provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties under this Section 6 shall have the right to employ not more than one counsel to represent them and, in that event, the fees and expenses of not more than one such separate counsel shall be paid by the indemnifying party, as such expenses are incurred. No indemnifying party shall be liable for any settlement effected without its written consent of any claim or action. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) To provide for just and equitable contribution in circumstances in which the indemnity provided for in Section 6(a)-6(c) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the applicable Holder or Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and such Holder or Holders, as incurred, in such proportions that the Company is responsible for that portion represented by the percentage that the aggregate consideration received by the Company from the sale by it of the Securities sold by such Holder bears to the aggregate principal amount of Securities sold by such Holder and such Holder is responsible for the balance; provided, however, that no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder and each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination of cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         7.       Miscellaneous.

         (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                  (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture (or the Exchange Notes Indenture), with a copy in like manner to the Initial Purchasers;

                  (2) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement, with copies to the parties specified therein; and

                  (3) if to the Company, initially at the address set forth in the Purchase Agreement, with copies to the parties specified therein.

         All such notices and communications shall be deemed to have been duly given when received.

         The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (c) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.


         (d) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Specified times of day refer to New York City time.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                      Very truly yours,

                                      COLEMAN ESCROW CORP.


                                      By: /s/ Glenn P. Dickes
                                         ---------------------------------
                                         Name:  Glenn P. Dickes
                                         Title: Vice President



CONFIRMED AND ACCEPTED
as of the date first above written:


BEAR, STEARNS & CO. INC.


By:  /s/ Paul Abecassis
     --------------------------------------
     Name:  Paul Abecassis
     Title: Senior Managing Director

CHASE SECURITIES INC.


By:  /s/ James P. Casey
     --------------------------------------
     Name:  James P. Casey
     Title: Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION


By:  /s/ Carolynn Rockafellow
     --------------------------------------
     Name:  Carolynn Rockafellow
     Title: Managing Director

                                               ANNEX A TO REGISTRATION AGREEMENT


         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer (as defined herein) must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration of the Registered Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                               ANNEX B TO REGISTRATION AGREEMENT


         Each broker-dealer that receives Exchange Notes for its own account in exchange for Securities, where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                               ANNEX C TO REGISTRATION AGREEMENT


                             PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the expiration of the Registered Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ____________, 199_, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

         For a period of 180 days after the expiration of the Registered Exchange Offer, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.


--------
(1.) The legend required by Item 502(e) of Regulation S-K must appear on the back page of the Exchange Offer Prospectus.

                                               ANNEX D TO REGISTRATION AGREEMENT


                                   Rider A

|_| CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:
         Address:


                                   Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.


                                     D-1